Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Codexis, Inc. 2010 Equity Incentive Award Plan of our reports dated April 2, 2013, with respect to the consolidated financial statements of Codexis, Inc. and the effectiveness of internal control over financial reporting of Codexis, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
San Jose, California
April 3, 2013